As filed with the Securities and Exchange Commission on June 6, 2018.
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	42-1771610 (I.R.S. Employer Identification Number)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter K. Miller
Chief Executive Officer
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364 3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675‑4600	Michael F. Marino Chief Legal Officer OptiNose, Inc. 1020 Stony Hill Road, Suite 300 Yardley, PA 19067 (267) 364‑3500	Divakar Gupta Brian F. Leaf Jeffrey P. Libson Cooley LLP 1114 Avenue of the Americas New York, NY 10036 (212) 479‑6000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-225416)
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share	575,000 shares	$22.25	$12,793,750	$1,593

(1)
Represents only the number of shares being registered pursuant to this Registration Statement, which includes 75,000 shares that the underwriters have the option to purchase, and are in addition to the 5,175,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-225416), which included 675,000 shares that the underwriters have the option to purchase.

(2)	Based on the public offering price.
(3)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $117,679,500 on a Registration Statement on Form S-1 (File No. 333-225416), which was declared effective by the Securities and Exchange Commission on June 6, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $12,793,750 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.001 per share, of OptiNose, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all exhibits thereto, the Registration Statement on Form S-1 (File No. 333-225416) (the “Prior Registration Statement”), which the Commission declared effective on June 6, 2018, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 575,000 shares, of which 287,500 shares will be sold by the Registrant (including 37,500 shares that may be sold pursuant to the underwriters’ option to purchase additional shares) and 287,500 shares will be sold by the selling stockholders (including 37,500 shares that may be sold pursuant to the underwriters’ option to purchase additional shares). The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s registration statement on Form S-1 (File No. 333-225416), filed with the Commission on June 4, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Yardley, Commonwealth of Pennsylvania, on the 6th day of June, 2018.

OPTINOSE, INC.
By:	/s/ PETER K. MILLER
	Name:	Peter K. Miller
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter K. Miller	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2018
Peter K. Miller

/s/ Keith A. Goldan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2018
Keith A. Goldan

*	Chairman of the Board of Directors	June 6, 2018
Joseph C. Scodari

*	Vice Chairman of the Board of Directors	June 6, 2018
Larry G. Pickering

*	Director	June 6, 2018
Sriram Venkataraman

*	Director	June 6, 2018
William F. Doyle

*	Director	June 6, 2018
Joshua A. Tamaroff

*	Director	June 6, 2018
Wilhelmus Groenhuysen

*	Director	June 6, 2018
Sandra L. Helton

*By:	/s/ Peter K. Miller
Peter K. Miller,
Attorney‑in‑fact